UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADAIAH DISTRIBUTION INC.
 (Name of small business issuer in its charter)

Nevada	2390	EIN 90-1020141
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Poruka iela 3 Madona
LV-4801 Latvia
adaiahdistribution@gmail.com
Phone: (775) 375-5240
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

190 Krymskaya street
Anapa, Russian Federation 353440
 (Former address, including zip code, of registrant’s principal executive offices)

NEVADA DISCOUNT REGISTERED AGENT,INC
 941 Meadow View Drive, Gardnerville, NV 89460
Tel: 775-782-6587
(Address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock	2,000,000	$0.04	$80,000	(1)	$10.30
___________
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

ADAIAH DISTRIBUTION INC.

2,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Adaiah Distribution Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $.04 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The net proceeds to the company after offering expenses if 100% of the shares are sold will be $71,000, if 75% of the shares are sold $51,000, if 50% of the shares are sold $31,000 and if 25% of the shares are sold $11,000. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Nikolay Titov, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $.04 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of that date, if all the shares have been sold.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.04	Not Applicable	$80,000
Total	$0.04	Not Applicable	$80,000

Adaiah Distribution Inc. is a development stage company and has meaningfully commenced business operations based upon the amount of revenue we have been able to generate. To date we have been involved in organizational activities, entering into agreement contracts with suppliers, finding first customers and sales of $40,000 . We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Adaiah Distribution Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company is not a Blank Check company. Its business plan has no indications to engage in a merger or acquisition with an unidentified company or companies, or other entity. We have no plans or intentions to be acquired by an operating company nor do we, nor our sole shareholder, have plans to enter into a change of control or similar transaction or to change our management. Our management has not been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or has generated no or minimal revenues to date.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF ADAIAH DISTRIBUTION INC.’S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED ____________

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
RISK FACTORS	9
FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	17
DESCRIPTION OF BUSINESS	24
LEGAL PROCEEDINGS	29
DIRECTORS, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSONS	29
EXECUTIVE COMPENSATION	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
PLAN OF DISTRIBUTION	32
DESCRIPTION OF SECURITIES	34
INDEMNIFICATION	35
INTERESTS OF NAMED EXPERTS AND COUNSEL	35
EXPERTS	35
AVAILABLE INFORMATION	36
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	36
INDEX TO THE FINANCIAL STATEMENTS

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ADAIAH DISTRIBUTION INC.” REFERS TO ADAIAH DISTRIBUTION INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ADAIAH DISTRIBUTION INC.

We are a development stage company and our business is the distribution of neck, head, donut, lumbar, decorative, throw and orthopedic pillows. Adaiah Distribution Inc. was incorporated in Nevada on September 12, 2013. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations. It is our goal to do business in the U.S., Russia and the European Union.  Being a development stage company, we have a limited operating history but have meaningfully commenced business operations based upon the amount of revenue we have been able to generate. Our principal executive offices are located at Poruka iela 3 Madona, LV-4801 Latvia. Our phone number is (775)375-5240. We currently have one employee, our sole officer and director who contributes approximately 20 hours per week to the development of our business.

From inception until the date of this filing, we have had limited operating activities but have meaningfully commenced business operations based upon the amount of revenue we have been able to generate. Our independent registered public accounting firm has issued an audit opinion for Adaiah Distribution Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  Our financial statements from inception (September 12, 2013) through April 30, 2014, reports gains of $ 9,833 .   We have developed our business plan, and executed contracts with Ningbo Hounuo Plastic Co., LTD, Hangzhou Yintex Co., Ltd, Suemon Furniture Co., Ltd, Vision Industry Co., Ltd and E&O International Trade Co., Ltd, where we engaged these companies as independent manufacturers for the specific purpose of developing, manufacturing and supplying products for us.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	ADAIAH DISTRIBUTION INC.
Securities Being Offered:	2,000,000 shares of common stock.
Price Per Share:	$0.04
Duration of the Offering:
The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. Our offering will terminate as of the earlier of that date, when all the shares have been sold. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds	$80,000
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our officer, Nikolay Titov.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our reviewed financial statements for the three months ended April 30, 2014.

Financial Summary	April 30, 2014 ($)
Cash and Deposits	$20,811
Total Assets	$40,430
Total Liabilities	$26,597
Total Stockholder’s Equity	$13,833

Statement of Operations	Three months ended April 30, 2014 ($)
Revenue	$18,200
Cost of Goods Sold	$0
Total Operating Expenses	$1,867
Provision for Income Tax	$2,842
Net Gain for the Period	$13,491
Net Gain (Loss) per Share	$0.0034

The tables and information below are derived from our financial statements for the period from September 12, 2013(Inception) to April 30, 2014 .

Statement of Operations	Accumulated From September 12,2013 (Inception) to April 30 , 2014 ($)
Revenue	$40,000
Cost of Goods Sold	$18,530
Total Operating Expenses	$6,209
Provision for Income Tax	$5,428
Net Gain for the Period	$9,833
Net Gain (Loss) per Share	$0.0025

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.
the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.
the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
d.	the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. IT IS VERY LIKELY WE WILL INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 12, 2013 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to distribution of neck, head, donut, lumbar, decorative, throw and orthopedic pillows, we anticipate that we will incur increased operating expenses without realizing offsetting revenues. It is very likely that we will incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate sufficient operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO EXPAND OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE SUSTAINED REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the distribution of neck, head, donut, lumbar, decorative, throw and orthopedic pillows. We need the proceeds from this offering to commence activities that will allow us to move forward with our complete business plan. As of April 30, 2014 , we had cash in the amount of $ 20,811 and liabilities of $ 26,597 .  As of this date, we have had limited operations and some income. The proceeds of this offering may not be sufficient for us to achieve sustained revenues and profitable operations. We may need additional funds to achieve a sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE HAVE EARNED ONLY LIMITED REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net gains of $ 9,833 for the period from our inception on September 12, 2013 to April 30, 2014, and have $ 40,000 in revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the neck, head, donut, lumbar, decorative, throw and orthopedic pillows distribution business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Hillary CPA Group, LLC, our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Adaiah Distribution Inc. is suitable.

We require minimum funding of approximately $40,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds loaned to us from Nikolay Titov, our officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Titov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to expand our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to expand our operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for previously purchased items. A slow or uneven pace of economic recovery would negatively affect our ability to expand our distribution business and obtain financing.

BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM CHINA AND HONG KONG, AND A LIMITED NUMBER OF SPECIALTY PILLOWS WILL BE PRODUCED IN OUR RUSSIAN MANUFACTURING PLANT, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import the majority of our product from China and Hong Kong, with a limited number of specialty pillows produced in our Russian plant. Because we import the majority of our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the United States, Russia and the European Union. Deliveries of our products may be disrupted through factors such as:

(1) raw material shortages, work stoppages, strikes and political unrest;
(2) problems with ocean shipping, including work stoppages and shipping container shortages;
(3) increased inspections of import shipments or other factors causing delays in shipments; and
(4) economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

FOREIGN CURRENCY FLUCTUATIONS COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

We currently purchase our products in U.S. dollars and plan to do so in the future. However, we source all of our products from China and Hong Kong and, as such; the cost of our pillow products may be affected by changes in the value of the Chinese Yuan and the Hong Kong Dollar. Due to our dependence on manufacturing operations in China and Hong Kong, changes in the value of the Chinese Yuan or Hong Kong Dollar may have a material impact on our supply channels and manufacturing costs. Changes in the currency exchange rates may also affect the relative prices at which we and our foreign competitors sell products in the same market. If we are unsuccessful in mitigating these risks, foreign currency fluctuations may have a material adverse impact on the results of our operations.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to buy neck, head, donut, lumbar, decorative, throw and orthopedic pillows from us. Our sales to date have been to only one customer. We cannot guarantee we will be able to expand our customer base. Even if we obtain additional customers, there is no guarantee that we will sustain profits. If we cannot sustain profits, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our neck, head, donut, lumbar, decorative, throw and orthopedic pillows at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes large, small and midsized companies, and many of them may distribute similar neck, head, donut, lumbar, decorative, throw and orthopedic pillows in our markets at competitive prices. This highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must currently limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities until we receive funding, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE THE COMPANY’S HEADQUARTER AND ASSETS ARE PRIMARILY LOCATED OUTSIDE THE UNITED STATES, IN LATVIA , INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and Director is a non-U.S. resident and our headquarters and assets are located outside the United States in Latvia . Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce in a Latvian court United States judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in a Latvian court to enforce liabilities based upon the United States federal securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

BECAUSE OUR OFFICER AND DIRECTOR WILL OWN 66.6% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Titov, our president and director, will own 66.6% of the outstanding shares of our common stock. Accordingly, he will have full control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Titov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

In addition, sales of significant amounts of shares held by Mr. Titov, or the prospect of these sales, could adversely affect the market price and liquidity of our common stock. His stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Nikolay Titov, our president and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Titov’s services to our company could negatively impact our business development. Mr. Titov does not owe fiduciary duties to any companies or entities other than Adaiah Distribution.

IF NIKOLAY TITOV, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER AND THAT COULD RESULT IN OUR HAVING TO SUSPEND OPERATIONS. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We depend completely on the services of our president and director, Nikolay Titov, for the future success of our business. The loss of the services of Mr. Titov could have an adverse effect on our business, financial condition and results of operations. If he should resign, we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

RISKS ASSOCIATED WITH THIS OFFERING

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Adaiah Distribution Inc. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

OUR PRESIDENT, MR. TITOV DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO EXPAND AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Titov does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $2,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to expand our business operations.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Adaiah Distribution Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $9,000. If we do not continue to generate revenue, we will have to utilize funds from Nikolay Titov, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Nikolay Titov, our director, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000
TOTAL BEFORE EXPENSES	20,000	40,000	60,000	80,000
OFFERING EXPENSES
Legal and Accounting	5,500	5,500	5,500	5,500
Publishing/EDGAR fees	2,490	2,490	2,490	2,490
Transfer Agent	1000	1000	1000	1000
SEC Filing fee	10	10	10	10
TOTAL OFFERING EXPENSES	9,000	9,000	9,000	9,000
NET AFTER OFFERING EXPENSES	11,000	31,000	51,000	71,000

EXPENDITURES(1)
Legal & Professional Fees	5,000	10,000	10,000	10,000
Office Lease & Expansion (Equipment)	4,800	7,800	8,800	9,800
Web site development & testing	-	1,000	2,000	3,000
Product development	-	3,500	4,500	5,500
Marketing/Advertising & Salesperson	1,200	6,000	21,000	36,000
Misc. Expenses & Shipping	-	2,700	4,700	6,700
	11,000	31,000	51,000	71,000

Net Remaining Balance	-0-	-0-	-0-	-0-
_________
(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

The above figures represent only estimated costs. If necessary, Nikolay Titov, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our complete business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Titov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Titov. Mr. Titov will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to complete our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.04 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on September 12, 2013. Nikolay Titov, the Company’s president and director, paid $.001 per share for the 4,000,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution to new shareholders results from determination of an offering price in excess of net tangible book value per share. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholder.

The net tangible book value as of April 30, 2014 was $1 4,834 or approximately $.0037 per share.  Net tangible book value per share of common stock is equal to our total tangible assets $ 40,431 less total liabilities $25,597, divided by the number of shares of common stock outstanding as of April 30, 2014 (4,000,000).

The following table sets forth as of April 30, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses ($9,000), assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.04	0.04	0.04	0.04
Post offering net tangible book value	25,834	45,834	65,834	85,834
Post offering net tangible book value per share	0.0057	0.0092	0.012	0.0143
Pre-offering net tangible book value per share	(0.0037)	(0.0037)	(0.0037)	(0.0037)
Increase (Decrease) in net tangible book value per share after offering for original shareholder	0.002	0.005	0.008	0.011
Dilution per share for new shareholders	0.034	0.031	0.028	0.026
% dilution	85.65%	77.08%	70.08%	64.24%
Capital contribution by purchasers of shares	$20,000	$40,000	$60,000	$80,000
Capital Contribution by existing stockholders	$4,000	$4,000	$4,000	$4,000
Percentage capital contributions by purchasers of shares	83%	90%	93%	95%
Percentage capital contributions by existing stockholders	17%	10%	07%	05%
Gross offering proceeds	$20,000	$40,000	$60,000	$80,000
Anticipated net offering proceeds	$11,000	$31,000	$51,000	$71,000
Number of shares after offering held by public investors	500,000	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	4,500,000	5,000,000	5,500,000	6,000,000
Purchasers of shares percentage of ownership after offering	12%	20%	28%	34%
Existing stockholders percentage of ownership after offering	88%	80%	72%	66%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $20,811 as of April 30, 2014 with $ 26,597 in liabilities. Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. We have may utilize funds from Nikolay Titov, our president and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Titov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have a limited operating history but have meaningfully commenced business operations based upon the amount of revenue we have been able to generate. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Poruka eila Madona, LV-4801 Latvia. Our phone number is (775)375-5240.

We are a development stage company and have generated $ 40,000 in revenue from inception (September 12, 2013) through April 30, 2014. The revenue was the result of pillow sales. The sales were made by our independent sales representatives who contacted the distributors and stores directly and then the purchases were made from suppliers we have agreements with.  The customers are allowed to return the products within 30 days for a refund, if the packages are unopened.  The initial customers were generated by an internet search for distributors and stores and then follow up calls and e-mails.  There were no pre-existing relationships with the customers.  We have begun initial marketing efforts via our website and the sales representatives contacting potential customers.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably distribute neck, head, donut, lumbar, decorative, throw and orthopedic pillows. Our plan of operations following the completion is as follows:

Expand our U.S. Office
Month 1-2

We currently have a two year lease, signed on October 30, 2013, for office space, which is located at 2809 Lerwick Road, Sacramento, CA 95821. The monthly rent is $400. Our independent sales representative currently utilizes the office space which has been minimally furnished until we receive funding. Our president and director, Nikolay Titov currently takes care of our administrative duties from his office in the Russian Federation. When we receive funding the U.S. office will be expanded with basic office equipment, the cost of the equipment should not exceed $5,000 in expenses, if we receive full funding. The U.S. office, after we receive funding, will be used for communication with customers and distributors and hold all related samples and paperwork as well as serving as a shipping destination if necessary.

Develop Our Website
Month 2-5

During this period, we intend to begin developing our website. Our president and director, Nikolay Titov, will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $0-$3,000. Updating and improving our website will continue throughout the lifetime of our operations.

Development and manufacturing of the product
Month 3-6

During this period, our suppliers will begin to develop and manufacture custom made neck, head, donut, lumbar, decorative, throw and orthopedic pillows, per specific customer specifications, which we are going to distribute to those specific customers. We do not have those customers yet, but expect to have them in the near future.  Right now we are focusing on distributing ready made products from our suppliers, however we have produced a small number of custom pillows in our sewing shop and sold those in the quarter ended April 30, 2014. We will have to pay for development of the products: design of the pillow cover components and design of the product, and must pay for manufacturing of the samples, we anticipate these costs to be between $0 and $5,500.

Establish relationship with Distributors and Operators
Month 6-12

We have already identified major distributors of neck, head, donut, lumbar, decorative, throw and orthopedic pillows in the USA and intend to market directly to these distributors upon completion of Public Offering. The initial list of distributors we obtained using internet. Once they were identified our independent salespeople made contact via telephone or e-mail. Future distributors we are planning to obtain via expo and trade shows. We are planning to focus our business plan on the USA, Russia and the European Union for next year to establish relationship with major distribution companies, after that, depending on the success of our U.S. operations; we may expand to Canada and Mexico using the same strategy.

Our main clients are distributors but in some areas there are no distributors so we will sell directly to the public. Most of the revenue will be received from distributors as they are our main target market.

In places where no distributors are located we are planning to market our products using these resources:
- Internet advertising (Google AdSence)
- Magazine advertising (Design Trade magazine)
- Expo Show (TransWorld's Jewelry, Fashion & Accessories Show)

Marketing
Month 7-12

We plan to advertise through trade shows, a key component of our overall marketing campaign. Average trade show cost is about $3,700 for a booth and $3,000 to deliver goods – at least two shows per year .We also plan to print catalogues and flyers ($700) and mail them to potential customers. We intend to use marketing strategies, such as web advertisements ($2,000), direct mailing ($300), and phone calls to acquire potential customers. We intend to spend between $1,200 and $26,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Hire a Salesperson
Month 8-12

If we sell all shares in this offering, we intend to hire a salesperson with experience and an established network in the pillow industry. Their job would be to find new potential customers and to execute agreements with them to buy our neck, head, donut, lumbar, decorative, throw and orthopedic pillows. Estimated cost is approximately $10,000.

Other expenses

Other expenses will include hotels, traveling and miscellaneous shipping costs. The estimated costs of other expenses is between $0 and $6,700.

Estimated Expenses for the Next Twelve Month Period

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000
TOTAL OFFERING EXPENSES	9,000	9,000	9,000	9,000
NET AFTER OFFERING EXPENSES	11,000	31,000	51,000	71,000

EXPENDITURES(1)
Legal & Professional Fees	5,000	10,000	10,000	10,000
Office Lease & Expansion	4,800	7,800	8,800	9,800
Web site development & testing	-	1,000	2,000	3,000
Product development	-	3,500	4,500	5,500
Marketing/Advertising & Salesperson	1,200	6,000	21,000	36,000
Misc. Expenses & Shipping	-	2,700	4,700	6,700
	11,000	31,000	51,000	71,000

Net Remaining Balance	-0-	-0-	-0-	-0-
_________
(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

In summary, if we are able to complete the offering and commence operation of which there is no guarantee, during 1-6 months we should have expanded our U.S. office, developed our website and our neck, head, donut, lumbar, decorative, throw and orthopedic pillow distributors for first customers with their own specifications. After this point we should be ready to start more significant operations and generate operations sustaining revenue. During months 6-12 we will be developing our marketing campaign. Nikolay Titov, our president and director will be devoting approximately twenty hours per week to our operations. Once we expand operations after funding, of which there is no guarantee, and are able to attract more and more customers to buy our products, Mr. Titov has agreed to commit more time as required.

Our suppliers will continue to sell product to us which we will in turn sell directly to stores and also to distributors of pillow products. We will order and sell both non-custom “off the shelf” pillows offered by our suppliers and also offer custom order products, first on a small scale, produced in our sewing shop in Russia and eventually on a larger scale when we are able to negotiate large orders with our suppliers after we receive funding from the Offering, of which there is no guarantee.

We purchased a sewing shop in Russia on January 28, 2014 which will allow us to offer all types of custom made pillows. We will begin using this facility in the next 3-6 months when we start getting more requests for custom orders. Prior to us obtaining the shop our suppliers in China were quoting very high prices for the smaller volume custom pillows. Now we will be able to fulfill smaller custom orders at a lower cost. This facility will only be used to fulfill orders for custom pillows.  No portion of the offering will be used for this facility.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is limited historical financial information about us upon which to base an evaluation of our performance.  We have meaningfully commenced business operations based upon the amount of revenue we have been able to generate. We are in start-up stage operations and have generated $40,000 in revenue. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on September 12, 2013 to the year ended October 31, 2013

During the period we incorporated the company, prepared a business plan and signed contracts with Ningbo Hounuo Plastic Co., LTD, Hangzhou Yintex Co., Ltd, Suemon Furniture Co., Ltd, Vision Industry Co., Ltd and E&O International Trade Co., Ltd. Our loss as of October 31, 2013 was $ 18,542 .

We had generated no revenue through October 31, 2013. Our cost of sales was $18,530 which included $16,350 in pillow purchases and $2,180 in sales commissions.   We recorded $21,800 in deferred revenue as the product had not been delivered to the client as of October 31, 2014.   We had $12 in general and administrative expense.

For the Six Months ended April 30, 2014

Our gain for the six months ended April 30, 2014 was $ 28,375 . We generated $ 40,000 in revenue from pillow sales for the six months ended April 30, 2014.  We did not record any cost of sales as we used product that we had on hand from the purchase of the sewing shop.  We had $6,19 7 in general and administrative expense and $5,428 in provision for income tax. The revenue was generated in three transactions; the revenue was the result of pillow sales. The sales were made by our independent sales representatives who contacted the distributors and stores directly and then the purchases were made from suppliers we have agreements with.

From Inception on September 12, 2013 to April 30, 2014

During the period we incorporated the company, prepared a business plan and signed contracts with Ningbo Hounuo Plastic Co., LTD, Hangzhou Yintex Co., Ltd, Suemon Furniture Co., Ltd, Vision Industry Co., Ltd and E&O International Trade Co., Ltd. Our gain since inception is $ 9,833 . We have meaningfully commenced our proposed business operations and will continue to do so until we have completed this offering and beyond.

We had generated $ 40,000 in revenue through April 30, 2014. Our cost of sales was $18,530 which included $16,350 in pillow purchases and $2,180 in sales commissions.  Our independent salespeople are paid a commission of 10% of the initial sale to the customer.  Commissions are not paid on any re-orders from the same customer.  In this way we encourage new sales instead of the salesperson making one sale and getting paid from it during the lifetime of the customer account.    The revenue was the result of pillow sales. The sales were made by our independent sales representatives who contacted the distributors and stores directly and then the purchases were made from suppliers we have agreements with.  Right now we are focusing on distributing ready made products from our suppliers, however we have produced a number of custom pillows in our sewing shop and sold those in the quarter ended April 30, 2014.

As of April 30, 2014 we had six sales for $ 40,000 , the details of the sales are as follows:

☐	the dates the sales were initiated, the product shipped, and the product delivered:
10-30-13: $9,800 and $9,200 sales
10-31-13: $2,800 sale
11-1-13: product shipped to our company
11-12-13: product delivered to customer
01/22/14: $6,000 sale
01/23/14: $4,600 sale
01/27/14: $7,600 sale
02/1/14: product shipped to our company
02/5/14: product delivered to customer
04/25/14: $20,600 sale
05/02/14: product shipped to our company
05/07/14: product delivered to customer

At April 30, 2014 we had one sale for $20,600, which was not recognized until May 2014 as the product had not been shipped or delivered to the customer:

☐	the terms of the sales (FOB shipping point, FOB delivery point, etc.):
FOB shipping point: Los Angeles,CA
FOB delivery point: Las Vegas, NV

☐	the point at which we considered the services performed or product delivered and thereby recognized revenue, and corresponding specific date:
The company uses standard written sales orders and purchase orders that specify that title of the products shift from the company to the customer when delivered to the customer and evidenced by the completed shipping documents. The company recognizes revenue when the completed shipping documents are produced.

Management believes that the current level of revenue will continue at the same pace but in order to expand and grow per our business plan we will need the funds from the offering to do so.

Since inception, we have sold 4,000,000 shares of common stock to our officer for net proceeds of $4,000.

LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2014, the Company had $20,811 cash and our liabilities were $ 26,597 .  The available capital reserves of the Company and anticipated revenue are sufficient for the Company to remain operational but not enough to expand and grow our operations per the business plan.

Since inception, we have sold 4,000,000 shares of common stocks to our officer, at a price of $0.001 per share, for aggregate proceeds of $4,000.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $40,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. While we have minimal revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in neck, head, donut, lumbar, decorative, throw and orthopedic pillows distribution market pose the most significant challenges to the Company’s success over the next year and in future years. Management believes the volatility in the market is based on various factors including the number of suppliers and distributors, the number of companies selling in this market, price fluctuations, shipping costs and other issues we may have to address. Management’s belief is based on common business factors, some suppliers may go out of business unexpectedly, the number of suppliers could decrease, the number of the sellers (like our company) could increase and we will have to adjust our prices according to competition, as we cannot guarantee that we will be able to sell our product at our current prices: someone may undercut our prices and sell for less. We may have to adjust and also sell for less, to stay in business. Also, shipping costs might go up due to fuel costs, shipper logistics requiring more money to operate, etc. This too may cause an increase in our prices.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2013.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when the product has been prepaid by the customer, shipped from either Adaiah Distribution or one of our vendors and the product has been delivered and signed for by the customer as evidenced by the shipping company. Customers are allowed to return the products within 30 days for a refund, if the packages are unopened.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

DESCRIPTION OF BUSINESS

General

Adaiah Distribution Inc. was incorporated in the State of Nevada as a for-profit company on September 12, 2013 and established a fiscal year end of October 31. We have generated revenues of $ 40,000 through April 30, 2014, have $40,430 in assets, $ 26,597 in liabilities and have incurred gains of $ 9,833 since inception. We are a development-stage company formed to develop and distribute our product to the pillow industry. It is our goal to do business in the U.S., Russia and the European Union.  To date, we have had some business operations. We have developed our business plan and executed contracts with Ningbo Hounuo Plastic Co., LTD, Hangzhou Yintex Co., Ltd, Suemon Furniture Co., Ltd, Vision Industry Co., Ltd and E&O International Trade Co., Ltd, where we engage these companies as independent contractors for the specific purpose of developing, manufacturing and supplying products to us. Adaiah Distribution Inc. will then distribute these neck, head, donut, lumbar, decorative, throw and orthopedic pillows to our customers.

Our Product

History of the Pillow

The pillow has a strong historical presence wherever people have been civilized enough to desire more comfort than that of the floor or a piece of furniture. The first people to use pillows were those who lived in early civilizations of Mesopotamia around 7,000 BC. During this time, only the wealthy and more fortunate people of the world were the ones who used pillows. The number of pillows symbolized status so the more pillows one owned the more affluence he or she held. Pillows have always been produced around the world in order to help solve the old, re-occurring problem of neck, back, and shoulder pain while sleeping. The pillow was also used in order to keep bugs and insects out of people's hair, mouth, nose, and ears while sleeping.

Pillow use has been associated with the mummies and tombs of ancient Egypt dating back to 2055-1985 B.C. Ancient Egyptian pillows were wooden or stone headrests. These pillows were mostly used by placing them under the heads of the deceased because the head of a human was considered to be the essence of life and sacred. The Romans and Greeks of ancient Europe mastered the creation of the softer pillow. These pillows were stuffed with reeds, feathers, and straw in order to make them softer and more comfortable. Only upper-class people typically owned these softer pillows, however all classes of people used some type of pillow while sleeping in order to give them support. People in ancient Europe started to use pillows when going to church in order to kneel on while praying and to place holy books on. This is a tradition that still lives on today. Additionally, the Romans and Greeks used their pillows by placing them under the head of those deceased just like the ancient Egyptians did. European pillows continue to have a lot of popularity still to this day because of their beauty and quality.

Chinese dynasties used pillows that were made from a wide range of materials including bamboo, jade, porcelain, wood, and bronze. Porcelain pillows became the most popular. The use of the porcelain pillow first appeared in the Sui Dynasty between 581 and 618 while mass production of the porcelain pillow appeared in the Tang Dynasty between 618 and 907. The Chinese decorated their pillows by making them different shapes and by painting pictures of animals, humans, and plants on them. Ancient Chinese porcelain pillows reached their peak in terms of production and use during the Song, Jin, and Yuan dynasties between the 10th and 14th century, but slowly phased out during the Ming and Qing dynasties between 1368 and 1911 with the emergence of better pillow making materials.

How a pillow is constructed

Internally, a pillow comprises a filler, often made from foam, synthetic plastic fibers, feathers, or down and viscoelastic foam and latex. Traditionally straw was used as filler, but this is uncomfortable and rarely used today. Feathers and down are the most expensive and usually the most comfortable; they offer the advantage of softness and their ability to conform to shapes desired by the user, more so than foam or fiber pillows. One of the disadvantages of a down-filled pillow is that a significant number of people are allergic to them. There are currently hypoallergenic varieties of down pillows to allow people sensitive to down to enjoy the comfort of feather or down pillows. In Asia, buckwheat is a common filler, as are plastic imitations. Such pillows tend to be smaller than a standard pillow. In India, cotton is also a common filler and is considered to be healthier than synthetic fills.

The fill is surrounded with a cover or shell made of cloth, such as silk, known as the pillow case or pillow slip. Some pillows have a fancier cover called a sham which is closed on all sides and usually has a slit in the back through which the pillow is placed. Rectangular standard bed pillow cases usually do not have zippers, but instead have one side open all the time, however, a zippered pillow protector is often placed around standard pillows with the case in turn covering the protector. It is generally recommended that all types of pillow covers be laundered periodically since they are the part that is in contact with a person's body. But even with regular washing, pillows tend to accumulate dust and microbes among the fill and it is recommended that they be replaced every few years, especially for those with allergies.

Types of pillows

Neck pillows support the neck by providing a deep area for the head to rest and a supportive area to keep the neck in alignment with the spine while sleeping. These can also be known as cervical pillows.

Travel pillows provide support for the neck in a sitting position. Their "U" shape fits around the back of the neck and keeps the head from slipping into an uncomfortable and possibly harmful position during sleep. However, U-shaped pillows can sometimes force the head forwards creating neck stiffness.

Donut pillows are firm pillows shaped like a torus, with a space in the middle to alleviate pressure on the tailbone area while sitting. These pillows are used primarily by individuals who have suffered an injury to the tailbone area or who suffer pain from hemorrhoids or another ailment of the colon.

Lumbar pillows are designed to support the inward curve of the lower back, filling the space created between the lower back and the back of the chair when in a sitting position. These pillows are generally used to support the lower back while driving or sitting, such as in an office chair. Orthopedic pillows are similar to Memory foam pillows.

Decorative Pillows serve a dual purpose. They likely have fancy cover material which serves to decorate the room where they are found. When used to decorate a fully made up bed, decorative pillows are likely thrown aside at bedtime, since they are not covered with a washable pillow case, thus, while found on the bed, they are primarily there for decoration, hence they fall under this category. These pillows may be custom made, as well as made by freelancers.

Decorative pillows are also found on furnishings in more public parts of the home, such as sofas, chairs and window seats. Here, their common use may overlap both orthopedic and bed pillows. For example, unless a person has some particular medical condition, they will likely use a handy decorative pillow for lumbar support, as needed, while seated on a sofa. Likewise, for the occasional nap, decorative pillows are handy for supporting the head or neck, even though they are not covered with a pillow case, as are bed pillows.

The state of the consumer and distributor market for pillows

Management believes the state of the consumer and distributor market for pillows continues to expand and grow. This belief is primarily based upon internet market research and discussions with manufacturers, suppliers and distributors. Based upon this research, Management believes the following are the key points in determining the state of the industry:

1.	Decorative pillows are generally considered a cheap way to spruce up your home while sleep pillows are increasingly marketed as a way to enhance health.

2.
China and India currently dominate the pillow production market and are likely to continue to do so for the foreseeable future. Their market position is based largely on low-cost, high volume, Western-designed goods.

3.
Many buyers and consumers seek unique specialty products. While there continues to be a market for standard pillow design there is a growing market for smaller production, unique designs. Products that combine unique elements with modern designs are a growing category and represent an opportunity for our company.

4.
Low-end (with a priority on low prices) and high-end (with priority on high quality) markets continue to expand. Competition at the low end is strong and requires very large production capacity. The high-end market tends to focus on unique designs, high quality, and small quantities with flexibility design and pricing.

5.	There is a growing market for home accessory products, particularly in the high-end segment. It is expected to grow not only in Western markets but in all regions as middle-class populations expand.

6.
Purchasers of all types of pillows prefer multiple product options to choose from, flexibility to make design modifications and reliable suppliers. There are many producers and suppliers of pillow products, in order to stay competitive we will have to stand out among them, we plan to do this by focusing on customer service and reliable delivery.

Target Market

We have already identified major distributors of neck, head, donut, lumbar, decorative, throw and orthopedic pillows in the USA and intend to market directly to these distributors upon completion of Public Offering. The initial list of distributors we obtained using internet. Future distributors we are planning to obtain via expo and trade shows. It is our goal to do business in the U.S., Russia and the European Union. We are planning to focus our business plan on those markets for next year to establish relationship with major distribution companies, after that, if we are successful in the U.S. market, we may expand to Canada and Mexico using the same strategy.

Our main clients are distributors but in some areas there are no distributors so we will sell directly to the public. Most of the revenue will be received from distributors as they are our main target market. We do not currently have any agreements or contracts with distributors. The sales to date have been made by our independent sales representatives. In the future as we grow and have the ability to fulfill large orders and negotiate pricing we may enter into agreements or contracts with distributors if it is in the best interests of the company.

Marketing

In places where are no distributors we are planning to market our products using these resources:
- Internet advertising (Google AdSence)
- Magazine advertising (Design Trade magazine)
- Expo Show (TransWorld's Jewelry, Fashion & Accessories Show)

Direct contact with distributors
We have identified some distributors of neck, head, donut, lumbar, decorative, throw and orthopedic pillows in the U.S. and intend to market directly to these distributors.

Industry advertising

We intend to advertise online and using ads in industry-related magazines. Some sites and industry media have already been identified. Media advertising campaign will coincide with Trade Show marketing campaign.

Freight

Product availability is also a key component of sales. We have researched delivery methods, cost and estimated delivery times to all major markets. Based on the fact that our pillows will be produced in China, we anticipate 15 days delivery time to the U.S.

Contracts

We have executed the contracts with Ningbo Hounuo Plastic Co., LTD, Hangzhou Yintex Co., Ltd, Suemon Furniture Co., Ltd, Vision Industry Co., Ltd and E&O International Trade Co., Ltd manufacturing companies having a principal office and manufacturing facilities in China and Hong Kong. According to the agreements, these companies have agreed to develop and manufacture and supply us with pillow products. These companies will develop, test, manufacture and supply the pillow products under the terms and conditions contained in the agreement. The material terms of the Contract are the following:

Seller hereby agrees to transfer and deliver to buyer, the following goods: different types of pillows per seller description and availability.

Buyer agrees to accept the goods and pay for them in accordance with the terms of the contract.

Buyer and Seller agree that identification shall not be deemed to have been made until both parties have agreed that the goods in question are to be appropriated and fulfill the requirements of performance of said contract with the buyer.

Buyer agrees to pay for the goods at the time they are delivered and at the place where he receives said goods.

Goods shall be deemed received by buyer when delivered to address of buyer as herein described.

Until such time as said goods have been received by buyer, all risk of loss from any casualty to said goods shall be on seller.

Seller warrants that the goods are now free from any security interest or other lien or encumbrance, that they shall be free from same at the time of delivery, and that he neither knows nor has reason to know of any outstanding title or claim of title hostile to his rights in the goods.

Buyer has the right to examine the goods on arrival to notify seller of any claim for damages on account of the condition, grade or quality of the goods. That said notice must specifically set forth the basis of his claim, and that his failure to either notice seller within the stipulated period of time or to set forth specifically the basis of his claim will constitute irrevocable acceptance of the goods.

Copies of the contracts are filed as Exhibits to this registration statement.

Revenue

-
Our revenue will be 20-30% mark up: depending on quantity of the order. If it is a large order we may give a lower mark-up, if it is a small order or custom order the mark-up may be greater. This is general estimation of our possible mark up. We looked at our competitors sales prices, at the cost of product from our suppliers and came up with an approximate mark-up figure. We can adjust it if need be so. In any case, it is going to be just an estimate until we have more sales.

-
Manufacturer gives us 90 days to pay an invoice and we give to our customers 30-60 days depending on a quantity of the order to pay their invoices which allows us to make sales without initial investment for neck, head, donut, lumbar, decorative, throw and orthopedic pillows.

-
We will not keep warehousing and shipping within the country because all the products will be going directly to our customers from the manufacturer eliminating our storage costs. The customer will be responsible for any shipping charges.

Competition

There are few barriers of entry in the neck, head, donut, lumbar, decorative, throw and orthopedic pillows distribution business and level of competition is extremely high. There are many domestic and international distributors of neck, head, donut, lumbar, decorative, throw and orthopedic pillows. We will be in direct competition with them. Many large distributors have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better prices for similar neck, head, donut, lumbar, decorative, throw and orthopedic pillows than us which may also cause us to lose business.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than, Nikolay Titov, our president and director. We currently have three independent sales representatives to sell are product. Our independent salespeople are paid a commission of 10% of the initial sale to the customer. Commissions are not paid on any re-orders from the same customer. In this way we encourage new sales instead of the salesperson making one sale and getting paid from it during the lifetime of the customer account.

Offices

Our business office is located at Poruka iela 3 Madona, LV-4801 Latvia. This is the office provided by our President and Director, Nikolay Titov. Our office is a part of a Mr. Titov’s residence. Our phone number is (775)375-5240. We do not pay any rent to Mr. Titov and there is no agreement to pay any rent in the future.

We currently have a two year lease, signed on October 30, 2013, for office space, which are located at 2809 Lerwick Road, Sacramento, CA 95821. Our independent sales representative currently utilizes the office space which has been minimally furnished until we receive funding. Our president and director, Nikolay Titov currently takes care of our administrative duties from his office in the Russian Federation. When we receive funding the U.S. office will be expanded with basic office equipment, which should not exceed $5,000 in expenses. The U.S. office, after we receive funding, will be used for communication with customers and distributors and hold all related samples and paperwork as well as serving as a shipping destination if necessary.

On January 28, 2014 we purchased for $16,940US a 1,969 sq. ft. building on approximately 2 acres of land located at 10 Oktyabrskaya St., Manchazh Settlement, Artinsky District, Sverdlovsk Oblast, Russia. The building was formerly used as a sewing shop and we were able to purchase the contents of the building which includes 8 sewing machines. The building has one office area of 650 sq. ft. and the remaining is production floor area. Management is currently looking for up to 5 independent contractors to work on orders for custom pillows at this location. We expect this to be accomplished in the next 60 to 90 days. The maximum number of pillows that could be produced per week at this location is estimated at 250 pieces.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the neck, head, donut, lumbar, decorative, throw and orthopedic pillows distribution business in any jurisdiction which we would conduct activities. All products imported from China and Hong Kong will be required to meet U.S. standards so we do not believe that regulation will have a material impact on the way we conduct our business.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officer and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Nikolay Titov Poruka iela 3 Madona LV-4801 Latvia	52	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)

Nikolay Titov has acted as our President, Treasurer and sole Director since our incorporation on September 12, 2013.

Mr. Titov’s education:
- Moscow State Technical University of Civil Aviation, Russian Federation - 1969

Mr. Titov’s work experience:
- airport engineer in Russian Federation 1969-2005
For last eight years he has been managing his own tourist and hotel hospitality and furnishings supply company Welcome Home Co.

During the past ten years, Mr. Titov has not been the subject of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Titov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Titov’s involvement in any type of business, securities or banking activities.

4.
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Directors of the company are appointed to hold office until the next annual meeting of our stockholders or until a respective successor is elected and qualified, or until resignation or removal in accordance with the provisions of the Nevada Revised Statues. Officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Nikolay Titov, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, Treasurer and Secretary (collectively, the “Named Executive Officer”) from inception on September 12, 2013 until April 30, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Nikolay Titov , President, Secretary and Treasurer	September 12, 2013 to October 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Titov currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company.

Director Compensation

The following table sets forth director compensation as of April 30, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Nikolay Titov	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Nikolay Titov will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On October 28, 2013, we issued a total of 4,000,000 shares of restricted common stock to Nikolay Titov, our president and director in consideration of $4,000.

As of April 30, 2014 there is a loan payable to Mr. Titov in the amount of $29 for expenses he paid in connection to the establishment of the company.  The loan bears no interest and is payable on demand.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Nikolay Titov Poruka iela 3 Madona LV-4801 Latvia	4,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of  April 30, 2014 , there were 4,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Adaiah Distribution Inc. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Nikolay Titov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Titov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Titov will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Titov is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Titov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Titov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Adaiah Distribution Inc. will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.04 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Adaiah Distribution Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Adaiah Distribution Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $9,000

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and
-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Adaiah Distribution Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  April 30, 2014 , there were 4,000,000 shares of our common stock issued and outstanding those were held by our president and director, Nikolay Titov, registered stockholder of record.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Article XII of our Bylaws provides the following indemnification for our directors, officer, employees and agents:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $80,000, directly or indirectly, in the Company. Nor was any such person connected with Adaiah Distribution Inc. as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Michael A. Littman, Attorney at Law, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

 Hillary CPA Group, LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Hillary CPA Group, LLC has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Hillary CPA Group, LLC.

Our financial statements from inception to October 31, 2013, and the six months ended April 30, 2014 immediately follow:

ADAIAH DISTRIBUTION, INC.

FINANCIAL STATEMENTS
With Independent Registered Public Accountant Report

October 31, 2013

Report of Independent Registered Public Accountant

To the Board of Directors and Shareholders
Adaiah Distribution

Gardnerville, Nevada

We have audited the accompanying balance sheet of Adaiah Distribution, Inc. (a Nevada corporation) as of October 31, 2013, and the related statements of operations, stockholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2013. The results of its operations and its cash flows are in conformity with U.S. generally accepted accounting principles.

David L. Hillary, Jr., CPA, CITP
Indianapolis, Indiana
December 16, 2013

5797 East 169th Street, Suite 100 Noblesville, IN 46062   317‐222‐1416   www.HillaryCPAgroup.com

ADAIAH DISTRIBUTION INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (Restated)

October 31, 2013
(Audited)

ASSETS

CURRENT ASSETS
Cash	$25,817

TOTAL ASSETS	$25,817

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable	16,350
Commissions Payable	2,180
Product Paid - Pending Shipment	21,800
Loan Payable - Related Party	$29

TOTAL LIABILITIES	$40,359

STOCKHOLDERS' EQUITY

Common stock: authorized 75,000,000; $0.001 par value;
4,000,000 shares issued and outstanding at
October 31, 2013	4,000
Profit (loss) accumulated during the development stage	(18,542)

Total Stockholders' Equity	$(14,542)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,817

The accompanying notes are an integral part of these financial statements

ADAIAH DISTRIBUTION INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Audited - Restated)

From Inception
(September 12, 2013) to
October 31, 2013

REVENUES
Sales:
Merchandise Sales	$-
Total Income	-

Cost of Goods Sold:
Pillow Purchases	$16,350
Sales Commission	2,180
Total Cost of Goods Sold	18,530

Gross Profit	(18,530)

Operating Expenses:

General and administrative	$12

Total Expenses	12

Income Before Income Tax	$(18,542)

Provision for Income Tax	-

Net Income for Period	(18,542)

Net gain (loss) per share:
Basic and diluted	$(0.0046)

Weighted average number of shares outstanding:

Basic and diluted	4,000,000

The accompanying notes are an integral part of these financial statements

ADAIAH DISTRIBUTION INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Audited - Restated)

From inception
(September 12, 2013) to
October 31, 2013

Operating activities:

Net Income	$(18,542)
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Increase (decrease) in Accounts Payable	16,350
Increase (decrease) in Pending Shipment	21,800
Increase (decrease) in Commissions Payable	2,180
Net cash provided by operating activities	21,788

Financing activities:

Proceeds from issuance of common stock	4,000
Due to related party	29

Net cash provided by financing activities	4,029

Investing activities:

Net cash provided by investing activities	-

Net increase in cash	25,817

Cash, beginning of period	-

Cash, end of period	$25,817

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements

ADAIAH DISTRIBUTION INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Restated)
From Inception September 12, 2013 to October 31, 2013

	Common Stock			Additional		Total
	Number of		Additional	Paid-in	Accumulated	Shareholders'
	Shares	Par Value	Paid in Capital	Capital	Gain (Deficit)	Equity

Balance, September 12, 2013 (Inception)	-	$-	$-	$-	$-	$-

Common Shares issued:
for cash on October 28, 2013	4,000,000	4,000	-	-		4,000

Net gain (loss)	-	-	-	-	(18,542)	(18,542)
Balance, October 31, 2013	4,000,000	$4,000	$-	$-	$(18,542)	$(14,542)

The accompanying notes are an integral part of these financial statements

ADAIAH DISTRIBUTION, INC.
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2013

Note 1: Organization and Basis of Presentation

Adaiah Distribution, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on September 12, 2013.

The Company is in the development phase and intends to distribute custom pillows. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of October 31, 2013 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Adaiah Distribution,” “we,” “us,” “our” or the “company” are to Adaiah Distribution, Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not made material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2013.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when the product has been prepaid by the customer, shipped from either Adaiah Distribution or one of our vendors and the product has been delivered and signed for by the customer as evidenced by the shipping company.   Customers are allowed to return the products within 30 days for a refund, if the packages are unopened.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Concentrations

Initial sales are concentrated with one client.

Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts.

Note 4: Legal Matters

The Company has no known legal issues pending.

Note 5: Debt

On October 21, 2013, Nikolay Titov, the Director and President of the Company, made the initial deposit to the Company bank account in the amount $ 29 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 6: Capital Stock

On October 28, 2013 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

On October 28, 2013 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000.00.

As of October 31, 2013 there were no outstanding stock options or warrants.

Note 7: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 8: Related Party Transactions

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving a significant shareholder. The nature and details of the transaction are described in Note 5.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 10: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended October 31, 2013, the Company had a net loss of $18,542 .  The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S -1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

ADAIAH DISTRIBUTION, INC.

FINANCIAL STATEMENTS
With Independent Registered Public Accountant Report

April 30, 2014

ADAIAH DISTRIBUTION INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	April 30, 2014	October 31, 2013
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$20,811	$25,817

TOTAL CURRENT ASSETS

FIXED ASSETS
Furniture and Equipment	$3,000	-
Accumulated Depreciation F&E	(214)	-
Sewing Shop	16,940	-
Accumulated Depreciation Sewing Shop	(106)	-

TOTAL FIXED ASSETS	$19,620	-

TOTAL ASSETS	$40,430	$25,817

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable	540	16,350
Commissions Payable	-	2,180
Deferred Tax Liability	5,428	-
Product Paid - Pending Shipment	20,600	21,800
Loan Payable - Related Party	$29	$29

TOTAL LIABILITIES	$26,597	$40,359

STOCKHOLDERS' EQUITY

Common stock: authorized 75,000,000; $0.001 par value;
4,000,000 shares issued and outstanding at
October 31, 2013	4,000	4,000
Profit (loss) accumulated during the development stage	9,833	(18,542)

Total Stockholders' Equity	$13,833	$(14,542)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,430	$25,817

The accompanying notes are an integral part of these financial statements

ADAIAH DISTRIBUTION INC.
(A DEVELOPMENT
STAGE COMPANY)
STATEMENTS OF OPERATIONS

			From Inception
	Three Months Ended	Six Months Ended	(September 12, 2013) to
	April 30, 2014	April 30, 2014	April 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES
Sales:
Merchandise Sales	$18,200	$40,000	$40,000
Total Income	18,200	40,000	40,000

Cost of Goods Sold:
Pillow Purchases	$-	$-	$16,350
Sales Commission	-	-	2,180
Total Cost of Goods Sold	-	-	18,530

Gross Profit	18,200	40,000	21,470

Operating Expenses:

Depreciation	$213	$320	$320
General and administrative	1,654	5,876	5,888

Total Expenses	1,867	6,197	6,209

Income Before Income Tax	$16,333	$33,803	$15,261

Provision for Income Tax	2,842	5,428	5,428

Net Income for Period	13,491	28,375	9,833

Net gain (loss) per share:
Basic and diluted	$0.0034	$0.0071	$0.0025

Weighted average number of shares outstanding:

Basic and diluted	4,000,000	4,000,000	4,000,000

The accompanying notes are an integral part of these financial statements

ADAIAH DISTRIBUTION INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months	Six Months	From inception(September 12,
	Ended	Ended	2013) to
	April 30, 2014	April 30, 2014	April 30, 2014

Operating activities:

Net profit	$13,491	$28,375	$9,833
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Increase (decrease) in Accounts Payable	540	(17,990)	540
Increase (decrease) in Depreciation	213	320	320
Increase (decrease) in Deferred Tax Liability	2,842	5,428	5,428
Increase (decrease) in Product Paid Pending Ship	2,400	(1,200)	20,600
Net cash provided by operating activities	19,486	14,934	36,722

Financing activities:

Proceeds from issuance of common stock	-	-	4,000
Due to related party	-	-	29

Net cash provided by financing activities	-	-	4,029

Investing activities:

Furniture and Equipment	-	(3,000)	(3,000)
Sewing Shop	-	(16,940)	(16,940)

Net cash provided by investing activities	-	(19,940)	(19,940)

Net increase in cash	19,486	(5,006)	20,811

Cash, beginning of period	1,325	25,817	-

Cash, end of period	$20,811	$20,811	$20,811

Supplemental disclosure of cash flow information:

Cash paid during the period
Taxes	$-	$-	$-
Interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements

Adaiah Distribution Inc.
Notes to the Financial Statements
April 30, 2014

Note 1: Organization and Basis of Presentation

Adaiah Distribution, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on September 12, 2013.

The Company is in the development phase and intends to distribute custom pillows. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The accompanying unaudited interim financial statements of Adaiah Distribution, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement on Form S-1 filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the fiscal year ended October 31, 2013 as reported in the Registration Statement on Form S-1 have been omitted.

Unless the context otherwise requires, all references to “Adaiah Distribution,” “we,” “us,” “our” or the “company” are to Adaiah Distribution, Inc. and any subsidiaries.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2014.

Adaiah Distribution Inc.
Notes to the Financial Statements
April 30, 2014

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when the product has been prepaid by the customer, shipped from either Adaiah Distribution or one of our vendors and the product has been delivered and signed for by the customer as evidenced by the shipping company.   Customers are allowed to return the products within 30 days for a refund, if the packages are unopened.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Property and Equipment

Property and equipment consist of:

	January 31, 2014	October 31, 2013

Facilities	$16,940	$-
Furniture & Equipment	$3,000	$-
	$19,940	$-
Less: accumulated depreciation	$(320)	$-
	$19,620	$-

Depreciation expense incurred during the three months ended April 30, 2014 was $213.

Property, plant and equipment are stated at cost. The Company utilizes MACRS 200 DB HY – 7 years for furniture and fixture depreciation and ADS straight-line – 40 years for the sewing shop depreciation over the estimated useful lives of the assets.

Note 4: Concentrations

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts.

Adaiah Distribution Inc.
Notes to the Financial Statements
April 30, 2014

Note 5: Legal Matters

The Company has no known legal issues pending.

Note 6: Debt

On October 21, 2013, Nikolay Titov, the Director and President of the Company, made the initial deposit to the Company bank account in the amount $ 29 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 7: Capital Stock

On October 28, 2013 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

On October 28, 2013 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000.00.

As of April 30 , 2014 there were no outstanding stock options or warrants.

Note 8: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 9: Related Party Transactions

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

Adaiah Distribution Inc.
Notes to the Financial Statements
April 30, 2014

The Company has a related party transaction involving a significant shareholder. The nature and details of the transaction are described in Note 5.

Note 10: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 11: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended April 30, 2014, the Company had a net gain of $ 9,833 .  The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S -1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

ADAIAH DISTRIBUTION INC.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.30
Printing Expenses	$489.70
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,000.00
EDGAR fees	$2,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$9,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Adaiah Distribution Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Adaiah Distribution Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 28, 2013, Adaiah Distribution Inc. offered and sold 4,000,000 share of common stock to our president and director, Nikolay Titov, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000.

These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities was issued to a non-US resident and bears a restrictive legend.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed in original Registration Statement on Form S-1)
3.2	Bylaws of the Registrant (filed in original Registration Statement on Form S-1)
5.1	Opinion re: Legality and Consent of Counsel (filed in previous amendment to Form S-1)
10.1	Contract with Ningbo Hounuo Plastic Co., LTD, (filed in previous amendment to Form S-1)
10.2	Contract with Hangzhou Yintex Co., Ltd, (filed in previous amendment to Form S-1)
10.3	Contract with Suemon Furniture Co., Ltd, (filed in previous amendment to Form S-1)
10.4	Contract with Vision Industry Co., Ltd(filed in previous amendment to Form S-1)
10.5	Contract with E&O International Trade Co., Ltd. (filed in previous amendment to Form S-1)
10.6	Subscription Agreement (filed in original Registration Statement on Form S-1)
10.7	Lease Agreement (filed in previous amendment to Form S-1)
10.8	Sale of Property Agreement No. 345 (filed in previous amendment to Form S-1)
10.9	Sales Representative Agreement (filed in previous amendment to Form S-1)
23.1	Consent of Hillary CPA Group, LLC

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Madona, LV-4801, Latvia, on August 12 , 2014 .

ADAIAH DISTRIBUTION INC.

By:	/s/ Nikolay Titov
Name:	Nikolay Titov
Title:	President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Nikolay Titov	President, Treasurer and Director
Nikolay Titov	(Principal Executive, Financial and Accounting Officer)	August 12, 2014.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed in original Registration Statement on Form S-1)
3.2	Bylaws of the Registrant (filed in original Registration Statement on Form S-1)
5.1	Opinion re: Legality and Consent of Counsel (filed in previous amendment to Form S-1)
10.1	Contract with Ningbo Hounuo Plastic Co., LTD (filed in previous amendment to Form S-1)
10.2	Contract with Hangzhou Yintex Co., Ltd (filed in previous amendment to Form S-1)
10.3	Contract with Suemon Furniture Co., Ltd (filed in previous amendment to Form S-1)
10.4	Contract with Vision Industry Co., Ltd (filed in previous amendment to Form S-1)
10.5	Contract with E&O International Trade Co., Ltd (filed in previous amendment to Form S-1)
10.6	Subscription Agreement (filed in original Registration Statement on Form S-1)
10.7	Lease Agreement (filed in previous amendment to Form S-1)
10.8	Sale of Property Agreement No. 345 (filed in previous amendment to Form S-1)
10.9	Sales Representative Agreement (filed in previous amendment to Form S-1)
23.1	Consent of Hillary CPA Group, LLC